SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

           SHARES PURCHASED        AVERAGE
DATE            SOLD(-)             PRICE(2)

COMMON STOCK-MATERIAL SCIENCES

	GAMCO INVESTORS, INC.
6/01/04            5,000-           10.3340
6/03/04            1,000-           10.4380
6/03/04            1,500-           10.4967
6/15/04            2,480            11.1800
6/28/04            5,000-           10.6400
7/07/04              340-           10.4000
			 7/23/04           60,670-            *DO

	GABELLI FUNDS, LLC.
		WOODLAND SMALL CAP VALUE FUND
7/16/04              170            12.7400
		GABELLI ASSET FUND
6/15/04            5,000-           11.0640
		GABELLI SMALL CAP GROWTH FUND
7/23/04              200-           12.5500


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.